SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

On June 1, 2007, Amp’d Mobile, Inc. (“Amp’d”) filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court in the District of Delaware. Amp’d is a significant customer of Boston Communications Group, Inc. ( “bcgi “ ) with a long term contract through 2012 and had been included as a key component of bcgi’s growth plans for the next five years. In addition, bcgi has monies due from Amp’d for services performed and other contractual fees of approximately $2.8 million as of the bankruptcy filing date. Lastly, the net book value of bcgi’s hardware and software related to the provision of service to Amp’d was approximately $2.0 million as of the filing date. The outcome of Amp’d Mobile’s bankruptcy proceedings could have a material adverse effect on bcgi’s results of operations and financial condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2007

BOSTON COMMUNICATIONS GROUP, INC.

By: /s/ Joseph Mullaney

        Joseph Mullaney

        Acting Chief Executive Officer and

        Chief Financial Officer